LOAN AGREEMENT

This Loan Agreement is entered into this 8th day of March, 2007, by and between GOLDEN EAGLE MINERAL HOLDINGS, INC. (“GEMH” or the “Lender”), a Colorado Corporation with its principal place of business located at 910 Golden Beach Blvd., Venice, Florida 34285; and GOLDEN EAGLE INTERNATIONAL, INC. (“GEII” or the “Borrower”), a Colorado Corporation, with its principal place of business located at 9661 South 700 East, Salt Lake City, Utah 84070.

WHEREAS, GEMH is interested in, and is willing and able to, loan GEII a minimum of $1 million dollars (loan proceeds) within the 60-day period following the execution of this Agreement for the incremental expansion of the C Zone pilot plant into a full-scale production plant with an eventual capacity of 500 cubic meters (approximately 1,000 tons) per day on GEII’s Precambrian mining concessions located in eastern Bolivia; to provide needed operating capital during the construction and shake-out periods; and for any other business purpose at the discretion of GEII’s management, all contingent on GEMH’s satisfactory due diligence and its receipt of a Certification Regarding Final Feasibility from GEII regarding the development of the C Zone; and

WHEREAS, the 60-day period referred to above (“due diligence period”) shall be construed to be a period of due diligence during which GEMH shall conduct its due diligence into the C Zone pilot plant operations, previous C Zone exploration, and will receive a Certification Regarding Final Feasibility from GEII; and

WHEREAS, GEII is desirous of borrowing the loan proceeds for the purposes set out above in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants made herein, and the exchange of good and valuable consideration, the sufficiency of which is acknowledged by the parties hereto, GEMH, the Lender, and GEII, the Borrower, agree as follows:

1. LOAN. The Loan shall be in the principal amount of $1,000,000.00 (Principal). The Principal shall be payable to GEII as follows:

a.	$100,000, which has been received by GEII;
b.	$100,000 to be received by GEII by March 21, 2007;
c.
$800,000 to be received by GEII at any time within the due diligence period, in which due diligence shall be conducted by GEMH and during which GEII shall promptly provide any and all information requested by GEMH for the purpose of determining the feasibility of expanding GEII’s pilot plant at its C Zone Project into a full-scale production plant with an eventual capacity of 500 cubic meters (approximately 1,000 tons) per day on GEII’s Precambrian mining concessions located in eastern Bolivia; to provide needed operating capital during the construction and shake-out periods; and for any other business purpose at the discretion of GEII’s management.

2. TERM AND INTEREST RATE. The Principal shall be due and payable to the holder hereof twelve (12) months from the date of the receipt of each individual payment by the Lender to the Borrower with respect to each individual payment amount described in Paragraph 1 above. For example: Borrower shall owe Lender $100,000, plus the respective accrued interest on that amount, on March 2, 2008. This payment of principal and interest by Borrower to Lender will constitute the first repayment due pursuant to this Agreement. The holder hereof may at its election extend the term of this Note for successive twelve (12) month periods upon written notice thereof to the Borrower, or may aggregate all of the separate payment and interest amounts into one renewal with one expiration date, but only upon the written request of the Lender.

Interest on this Note shall accrue from the date of payment of each individual payment amount within the total of the Principal paid to the Borrower at the rate of ten percent (10%) per annum, calculated and compounded monthly, until paid. Interest shall be due and payable to the Lender at the end of the term of this Note. However, in the event of default, interest shall accrue at the rate of fourteen percent (14%) per annum, calculated and compounded monthly, from the date of default.

3.  NEGOTIABILITY. This Loan Agreement, and the underlying debt obligation, shall be saleable, transferable, assignable or otherwise negotiable, by the holder hereof for value, to a Holder in Due Course as defined by the Uniform Commercial Code, upon written notification to Borrower of the new holder and its address. The Borrower hereby makes an unconditional promise to repay the principal and accrued interest of this Convertible Promissory Note on or before the date due to any such Holder in Due Course. Furthermore, it is agreed that all rights, benefits, representations and warranties made by the Borrower shall survive any sale, transfer, assignment, or other negotiation by Lender to a Holder in Due Course. Additionally, Lender and Borrower agree that all rights, benefits, representations and warranties made by the Lender shall survive any sale, transfer, assignment, or other negotiation by Lender to a Holder in Due Course. The Borrower acknowledges that repayment to a Holder in Due Course is not subject to any claims or defenses the Borrower may have against the Lender.

4. DEFAULT. Each of the following events shall be and shall constitute an event of default under this Agreement:

(a)	Any default by the Borrower in the punctual payment of the principal and accrued interest hereunder when, and as, the same shall become due and payable;

(b)	Any default by the Borrower under, or breach by the Borrower in the performance of, any covenant, agreement, warranty, representation or condition contained in this Agreement;

(c)	If the Borrower shall:

(i)
apply for, or consent to, the appointment of a receiver, trustee, or liquidation of the Borrower for all or substantially all assets of the Borrower; (ii) file or be served with any petition for relief under the Bankruptcy Code or any similar federal or state law or admit in writing its inability to pay its debts as they become due; (iii) make a general assignment to creditors;

(d)
If any pleading shall be filed in any court or other forum seeking the adjudication of the Borrower as bankrupt or insolvent, the appointment of a receiver, trustee, or liquidation of the Borrower or of all or substantially all of their assets which pleading shall not be dismissed within thirty (30) days; or

(e)	The filing of any tax lien respecting any of the assets of the Borrower;

(f)	The failure to file timely any and all reports of the Borrower with the U.S. Securities and Exchange Commission;

(g)	The foregoing notwithstanding, the Borrower shall have ten (10) days from the date of notice of such default to cure said default. Upon such cure the terms of this Note shall continue in effect.

5. REMEDIES UPON DEFAULT. Upon the occurrence of any one or more of the events of default described in Paragraph 4 of this Loan Agreement and subject solely to the Borrower's actual cure of the default pursuant to Section 5(g), the holder of this Note at its option, and in its sole discretion, may declare the unpaid balance of the principal and accrued interest immediately due and payable as fully and as completely as if said aggregate sum were originally agreed to be paid at such time, all without notice or demand, which are hereby expressly waived by the Borrower.

6. LOCATION OF TRANSACTION. The offer and acceptance of this Loan Agreement shall be deemed concluded at the office of the Borrower, 9661 South 700 East, Salt Lake City, Utah 84070.

7. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants to the Lender as follows:

(a)
The Borrower shall maintain accurate records and books of account, in accordance with generally acceptable accounting principles, consistently applied throughout the periods included herein, and the Lender shall have the right to receive and review Borrower's SEC filings and financial statements contained therein;

(b)	The Borrower shall pay and discharge when due all taxes, levies and other charges which are or, if they remain unpaid, may become a lien against its properties or assets;

(c)	The Borrower shall notify the Lender if, at any time, it changes the address of the office where it keeps its books and records.

(d)
The Borrower shall maintain its corporate existence and comply with all valid and applicable statutes, rules, ordinances, regulations or orders, federal, state and local, and maintain its properties in good operating conditions;

(e)
The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is qualified or authorized to do business as a foreign corporation and is in good standing in all jurisdictions in which qualification or authorization may be required and has all requisite corporate power and authority, licenses and permits to own or lease and operate its properties and any of its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

(f)
The Borrower is a Reporting Company whose common stock is registered with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 as amended. The Borrower represents and warrants that it will file all such reports as required and that the information contained therein does not and will not contain any misstatement of material information or any omission of information necessary to make the information provided not misleading.

(g)
Borrower shall provide Lender with any and all information, on a timely and expedient basis, necessary for Lender’s due diligence regarding Borrower’s intentions to expand its pilot plant into a full-scale production plant at a rate that will eventually reach 500 m3 per day of ore processing capacity at the C Zone of Borrower’s Precambrian properties in eastern Bolivia.

8. REPRESENTATIONS AND WARRANTIES OF LENDER. The Lender represents and warrants to the Borrower as follows:

(a)	Lender is an accredited investor within the definition set out in Section 2(15) of the Securities Act of 1933, including Securities Act of 1933 Rule 501, which definition has been provided to Lender.

(b)	Lender has sought legal, accounting and investment advice before making its loan to Borrower, and understands the risk inherent in Borrower’s business.

(c)	Lender understands that any loan to a public company may be construed as a security, and as such, Lender represents that it is an accredited investor.

(d)
Lender has performed its due diligence relative to GEII as a company; however, GEMH will deliberately and with all speed perform its due diligence relative to the expansion of the C Zone pilot plant into a full-scale production plant, and will not unduly delay loaning the balance of the funds contemplated under this Agreement.

9. COMMISIONS AND OTHER EXPENSES. The Borrower and Lender agree that there are no commissions due for arranging this loan or Loan Agreement and that each shall bear its own incidental expenses of the transaction including any attorneys’ fees. In addition, the Borrower and Lender agree that there is no finder fee or other payment due to any third party as result of this transaction.

10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Representations and Warranties set forth above shall survive the execution of this Agreement and may be relied upon by either Party so long as the relying Party does not have actual knowledge of the invalidity or inaccuracy of said Representations and Warranties.

11. INDEMNIFICATION. Borrower agrees to indemnify and hold harmless Lender for any liability arising to Lender after closing from Lender’s reliance on Borrower’s Representations and Warranties. Lender also agrees to indemnify and hold harmless Borrower for any liability arising to Borrower after closing from Borrower’s reliance on Lender’s Representations and Warranties.

12. COUNTERPARTS/FACSIMILE SIGNATURES. This Loan Agreement may be executed in counterpart signatures and the Parties agree that a facsimile signature transmitted from a known telephone number of either Party shall be deemed to be an original signature.

13. GOVERNING LAW. This Loan Agreement shall be construed and enforced in accordance with the laws of the United States and the State of Utah. In the event that any dispute should arise pertaining to this Agreement, the Parties agree that jurisdiction shall vest only in the State or Federal Courts located in Salt Lake City, Utah in order to resolve such dispute.

14. ATTORNEYS’ FEES AND OTHER COSTS IN THE EVENT OF DEFAULT, ENFORCEMENT OR COLLECTION. In the event of default, or if either party is compelled to take legal action to enforce this Agreement, or Lender is compelled to seek collection pursuant to the terms of this Agreement, the prevailing party shall be entitled to its reasonable attorneys’ fees, costs associated with the litigation, and other reasonable costs.

15. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) on date of delivery if delivered personally or (b) on the fifth day after being sent by certified mail, return receipt requested, with postage prepaid, or by courier service, return receipt requested, as follows:

Borrower:	GOLDEN EAGLE INTERNATIONAL, INC.
9661 South 700 East
Salt Lake City, Utah 84070

Lender:	GOLDEN EAGLE MINERAL HOLDING, INC.
910 Golden Beach Blvd.
Venice, Florida 34285

16. ENTIRE AGREEMENT. This Loan Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Loan Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

EXECUTED AND ACKNOWLEDGED THIS 8th DAY OF March, 2007.

GOLDEN EAGLE INTERNATIONAL, INC.	GOLDEN EAGLE MINERAL HOLDING, INC.
By: /s/ Terry C. Turner Terry C. Turner, President	By: /s/ Bruce H. Penrod Bruce H. Penrod, President